SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 23, 2002



Commission          Registrant; State of Incorporation;       I.R.S. Employer
File Number           Address; and Telephone Number           Identification No.
-----------     -----------------------------------------     -----------------

333-21011       FIRSTENERGY CORP.                                34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, Ohio  44308
                Telephone (800)736-3402


1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY      34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3583          THE TOLEDO EDISON COMPANY                        34-4375005
                (An Ohio  Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402

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Item 5.  Other Events

      On May 23, 2002, FirstEnergy Corp. announced that it purchased an unused replacement reactor vessel head for the Davis-Besse Nuclear Power Station and identified this as the preferred option of returning the unit to service. The Davis-Besse Nuclear Power Station is owned 51.38% by The Cleveland Electric Illuminating Company and 48.62% by The Toledo Edison Company (both wholly owned subsidiaries of FirstEnergy). During the past two months FirstEnergy investigated the viability of installing a replacement reactor vessel head from the Midland Nuclear Plant in Michigan, an incomplete nuclear unit owned by Consumers Energy. The Midland reactor head was engineered and built to specifications similar to those for the Davis-Besse plant by the same manufacturer, Babcock & Wilcox. Because the Midland plant was never completed as a nuclear facility, the head is not radioactive. The head is constructed of 6 inch thick carbon steel with a stainless steel liner and is 17 feet in diameter, 7 feet high, and weighs more than 100 tons.

      FirstEnergy completed its comprehensive visual, engineering and document reviews of the Midland head to ensure that its original manufacture meets all applicable codes and regulations. Also, FirstEnergy assembled the necessary records to verify that the original certification for the unit is still valid. Following these reviews, the unit was purchased from Consumers Energy.

The major work elements at the Midland site will include:
     -  creating an opening in the Midland containment building;
     -  removing the head and preparing it for transporting;
     -  transporting the head to Davis-Besse; and
     -  closing the opening in the containment building.

In   parallel with the work at Midland,  work at  Davis-Besse  will  include:
     - removing the service structure and all the control rod drive mechanisms from the head;
     -  creating an opening in the Davis-Besse containment building;
     -  installing a head removal and installation transport system;
     -  removing the current head from the containment building;
     - moving the Midland head into the containment building; - placing the Midland head on the head stand in the containment building;
     - installing the control rod drives and service structure on the Midland head;
     -  closing the opening in the containment building; and
     -  temporarily storing or disposing of the existing head.

      The contracting firms, Bechtel and Framatome ANP, are scheduled to assist FirstEnergy in these activities. Bechtel's role is to open and restore the Midland and Davis-Besse containment buildings and transport the Midland head to Davis-Besse. Framatome is expected to continue assisting FirstEnergy in demonstrating that the Midland head meets all design and code requirements and in preparing the replacement

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

head for service. Both Bechtel and Framatome have extensive experience in conducting work of this type.

      The containment buildings at Davis-Besse and Midland are thick concrete and steel structures designed to strict specifications. The containment building at Midland will be restored only to a weather-tight status. The Davis-Besse containment building will be restored to meet all original design specifications. Bechtel has performed this type of containment building repair many times for other utilities.

      FirstEnergy needs concurrence from the State of Ohio (pressure vessel certification) and ANI (nuclear insurance carrier) for the use of the Midland head at Davis-Besse. In addition, the Nuclear Regulatory Commission (NRC) will require that:
     -    the replacement head meets all code and design requirements;
     - all safety measures and requirements are met while the containment building is opened; and
     -    the   containment   building  is  restored  to  its  original   design
          specifications.

      FirstEnergy estimates that the incremental costs to replace the Davis-Besse reactor vessel head are about $55 million to $75 million, most of which will be capitalized. In addition, FirstEnergy also expects to undertake additional projects, such as maintenance or mandated activities scheduled in the future, that can be completed during the extended outage, as well as other work associated with restarting the plant. These projects could include replacing components in the feedwater heater and other plant system equipment, installing leak prevention systems in high- and low-pressure condensor equipment, and revising various maintenance and inspection programs. This work is expected to cost an additional $50 million to $70 million, some of which may be capitalized. These costs are higher than the previous estimate of $25 million to perform a permanent welded repair of the corroded area, most of which would have been expensed.

      FirstEnergy stated that the head replacement and the additional projects to support the restart of Davis-Besse are expected to be completed in the fourth quarter of 2002. However, the NRC must approve resumption of operations at the unit.

      FirstEnergy estimates that for months other than July and August, net replacement energy costs could increase between $10 million to $15 million per month and reduce after-tax earnings by $0.02 to $0.03 per share per month. For the months of July and August, net replacement energy costs could increase by approximately $20 million per month and reduce after-tax earnings by $0.04 per share per month. FirstEnergy is fully hedged for the on-peak replacement energy for Davis-Besse through August and largely hedged for the remaining months of 2002.

      FirstEnergy identified replacement of the reactor vessel head at Davis-Besse as the preferred option to return the plant to service in a safe and timely manner and remains committed to working closely with the NRC to achieve this goal.

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


                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



May 24, 2002




                                             FIRSTENERGY CORP.
                                             -----------------
                                                Registrant

                                          THE CLEVELAND ELECTRIC
                                          ----------------------
                                           ILLUMINATING COMPANY
                                           --------------------
                                                Registrant

                                        THE TOLEDO EDISON COMPANY
                                        -------------------------
                                                Registrant



                                            /s/Harvey L. Wagner
                                        -----------------------------
                                               Harvey L. Wagner
                                        Vice President and Controller


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